Exhibit 99.1

NEWS RELEASE

March 22, 2021

NCR CORPORATION ANNOUNCES PRICING OF SENIOR NOTES OFFERING

ATLANTA – March 22, 2021 – NCR Corporation (NYSE: NCR) (the “Company”) announced today the pricing of an offering of $1.1 billion aggregate principal amount of 5.125% senior notes due 2029 (the “Notes”) at a price of 100% of the principal amount of the Notes, in connection with the Company’s previously announced acquisition (the “Cardtronics Acquisition”) of Cardtronics plc, a public limited company incorporated in England and Wales (“Cardtronics”). The aggregate principal amount of the Notes to be issued in the offering was increased to $1.1 billion from the previously announced $1 billion. The Notes will be general unsecured senior obligations of the Company and will be initially guaranteed by the Company’s wholly-owned subsidiary, NCR International, Inc., a Delaware corporation.

The offering is expected to close on April 6, 2021, subject to customary closing conditions. The closing of this offering is not conditioned on the closing of the Cardtronics Acquisition which, if completed, will occur subsequent to the closing of this offering.

The Company intends to use the net proceeds from the offering, together with borrowings under its senior secured credit facilities and its trade receivables securitization facility and/or cash on hand, to finance the consideration payable in connection with the Cardtronics Acquisition, to repay certain indebtedness of Cardtronics and to pay related fees and expenses. The proceeds of the offering will be held in escrow until satisfaction of the escrow release conditions.

If such escrow release conditions are not satisfied on or prior to the earlier of November 1, 2021 and the date on which the Company notifies the escrow agent and the trustee in writing that the Company has determined that the escrow release conditions will not be satisfied, then $550 million of the principal amount of the Notes will be subject to a special mandatory redemption. If the Cardtronics Acquisition is not consummated, the remaining net proceeds from the issuance of the Notes (after the payment of the special mandatory redemption price) will be used for general corporate purposes.

The Notes and the related subsidiary guarantee were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantee have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Georgia, with 36,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

News Media Contact

Scott Sykes

NCR Corporation

212.589.8428

scott.sykes@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” and words of similar meaning. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, financial outlook, the Company’s expectations regarding the Cardtronics Acquisition, the Company’s intention to consummate the offering and issue the Notes or the intended use of proceeds from the offering of the Notes, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.